SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: December 24, 2001


                                  XIN NET CORP.
                                 --------------
             (Exact name of registrant as specified in its charter)



Florida                     0-26559                 33-0751560
----------------          -------------            ------------
(State or other           (Commission              (IRS Employer
jurisdiction of           File Number)             Identification No.)
incorporation)


          #830 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (604) 632-9638

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 21, 2001, Xin Net Corporation purchased 3,882,700 shares of the Company from Carl and Edna Urich and Mark Urich. The position purchased constitutes 71% of the issued and outstanding stock.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


ITEM 5.   OTHER EVENTS

     XIN NET Corp. intends to negotiate with Protect Serve Pacific, Inc., to achieve an aquisition through a share exchange of ProtectSERVE Pacific. No definitive agreement has been completed. ProtectServe Pacific Ltd. based in Hong Kong is an innovative developer and provider of state-of-the-art web-based surveillance, monitoring, and control systems.

ITEM 6.   RESIGNATION AND APPOINTMENT OF DIRECTORS

          None.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

        (a)  Financial Statement of the acquired business

         It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule S-X.

        (b) Not Applicable

        (c) Exhibits

                 Share Purchase Agreement

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 24, 2001                   XIN NET CORP.


                                           By: /s/ Marc Hung
                                               ---------------------------------
                                                Marc Hung, President